Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of NetREIT, Inc. of our report dated March 18, 2016, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of NetREIT, Inc. for the year ended December 31, 2015. We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

San Diego, California

May 13, 2016